Exhibit 10.22(C)

AMENDMENT NUMBER TWO TO GOOGLE SERVICES AGREEMENT

This Amendment Number Two to the Google Services Agreement (“Amendment”), effective as of December 1, 2016 (“Amendment Two Effective Date”), is between Yahoo! Inc. (“Company”) and Google Inc. (“Google”) and amends the Google Services Agreement that has an effective date of October 1, 2015, as amended (the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1.     [*] in Search Results.  [*] of the Agreement is deleted in its entirety and replaced with the following:

   5.2  [*]

(a) [*]

(b)    [*], which may be approved or rejected in Google’s sole discretion, Company may [*]. Notwithstanding anything to the contrary, such content may not [*]. With 15 days’ prior written notice, Google may require Company to [*] within any such Search Results Set and, following such notice period, Company will ensure that Google’s Search Result Sets are [*].

(c)    [*]

2.    General.       The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Amendment by persons duly authorized.

GOOGLE INC.		YAHOO! INC.

By:	/s/ Phillipp Schindler	By:	/s/ Ian Weingarten

Name:	Phillipp Schindler	Name:	Ian Weingarten

Title:	Authorized Signatory	Title:	SVP, Corporate Development & Partnerships

Date:	December 8, 2016	Date:	December 7, 2016

GOOGLE ASIA PACIFIC PTE. LTD.		YAHOO! SINGAPORE DIGITAL MARKETING PTE LTD.

By:	/s/ Marco Borla	By:	/s/ Margaret Chang

Name:	Marco Borla	Name:	Margaret Chang

Title:	Finance Director	Title:	Senior Director

Date:	December 8, 2016	Date:	December 7, 2016